(h)(1)(i)

August 3, 2009

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Administration Agreement dated April 1, 2002, as amended and restated on December 31, 2008 between ING Variable Portfolios, Inc. and ING Funds Services, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Dow Jones Euro STOXX 50® Index Portfolio, ING FTSE 100 Index Portfolio, ING Japan Equity Index Portfolio, and ING Nasdaq 100 Index Portfolio, each a newly established series of ING Variable Portfolios, Inc. (collectively, the “Portfolios”), effective August 3, 2009, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual administration fees indicated for the Portfolios, is attached hereto.

Please signify your acceptance to act as Administrator under the Agreement with respect to the Portfolios.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO: ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

AMENDED SCHEDULE A

with respect to the

ADMINISTRATION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

And

ING FUNDS SERVICES, LLC

Series	Administrative Services Fee
(as a percentage of managed assets)
ING BlackRock Science and Technology Opportunities Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING Dow Jones Euro STOXX 50® Index Portfolio	0.10%
ING FTSE 100 Index Portfolio	0.10%
ING Global Equity Option Portfolio	0.10%
ING Hang Seng Index Portfolio	0.10%
ING Index Plus LargeCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING Index Plus MidCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING Index Plus SmallCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING International Index Portfolio	0.10%
ING Japan Equity Index Portfolio	0.10%
ING Morningstar U.S. Growth Index Portfolio	0.10%
ING Nasdaq 100 Index Portfolio	0.10%
ING Opportunistic LargeCap Growth Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Opportunistic LargeCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING Russell™ Global Large Cap Index 75% Portfolio	0.10%
ING RussellTM Large Cap Growth Index Portfolio	0.10%
ING RussellTM Large Cap Value Index Portfolio	0.10%
ING RussellTM Mid Cap Growth Index Portfolio	0.10%
ING Russell™ Large Cap Index Portfolio	0.10%
ING Russell™ Mid Cap Index Portfolio	0.10%
ING Russell™ Small Cap Index Portfolio	0.10%
ING Small Company Portfolio	.055% on the 1st $5 billion .030% over $5 billion
ING U.S. Bond Index Portfolio	0.10%
ING U.S. Government Money Market Portfolio	0.10%
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	0.10%